EXHIBIT 21
TRINITY INDUSTRIES, INC.
Subsidiaries as of December 31, 2005

	Organized	Ownership
Name of Subsidiary	Under Laws of	Percentage
Apromat, S.A. — Arad	Romania	50%
Astra Vagoane Arad, S.A	Romania	96%
ICPV, S.A. — Arad	Romania	89%
International Industrial Indemnity Company	Vermont	100%
Reunion General Agency, Inc	Texas	100%
Syro, Inc	Ohio	100%
Transit Mix Concrete & Materials Company	Delaware	100%
Transit Mix Concrete — Baytown, Inc	Texas	100%
Transit Mix Transportation Services, LLC	Delaware	100%
Transit Mix Concrete & Materials Co. of Louisiana	Delaware	100%
Trinity Argentina S.R.L	Argentina	100%
Trinity EE, Inc	Delaware	100%
Trinity Equipment Co., Inc	Delaware	100%
Trinity Fittings Group, Inc	Delaware	100%
Trinity Highway Safety Products, Inc	Delaware	100%
Trinity Industries Buffalo, Inc	Delaware	100%
Trinity Industries International, Inc	Delaware	100%
Trinity Industries International Holdings AG	Switzerland	100%
Administradora Especializada, S. de R.L. de C.V	Mexico	100%
Grupo Tatsa, S. de R.L. de C.V	Mexico	100%
Trinity Industries de México, S. de R.L. de C.V	Mexico	100%
OFE, S. de R.L. de C.V	Mexico	100%
Asistencia Profesional Corporativa, S.de R.L. de C.V	Mexico	100%
Servicios Corporativos Tatsa, S. de R.L. de C.V	Mexico	100%
Trinity Industries do Brasil, Ltda	Brazil	100%
Trinity Industries GmbH	Switzerland	100%
Wagonmarket, spol. s r.o	Slovak Republic	100%
Trinity Industries Leasing Company	Delaware	100%
Transport Capital, LLC	Delaware	100%
Trinity Financial Services, Inc	Delaware	100%
Trinity Marine Leasing, Inc	Delaware	100%
Trinity Marks Company	Delaware	100%
TILX GP II, LLC	Delaware	100%
Trinity Rail Leasing II L.P	Texas	1%
TILX LP II, LLC	Delaware	100%
Trinity Rail Leasing II L.P	Texas	99%
Trinity Rail Leasing Trust II	Delaware	100%
TILX GP III, LLC	Delaware	100%
Trinity Rail Leasing III L.P	Texas	1%
TILX LP III, LLC	Delaware	100%
Trinity Rail Leasing III L.P	Texas	99%
TILC Equity OP GP III-C, LLC	Delaware	100%
TILC Equity OP III-C L.P	Texas	1%
TILC Equity OP LP III-C, LLC	Delaware	100%
TILC Equity OP III-C L.P	Texas	99%
TILX GP IV, LLC	Delaware	100%
Trinity Rail Leasing IV LP	Texas	1%
TILX LP IV, LLC	Delaware	100%
Trinity Rail Leasing IV LP	Texas	99%
Trinity Industries Real Properties, Inc	Delaware	100%
Trinity Industries Transportation, Inc	Texas	100%
Trinity Marine Products, Inc	Delaware	100%
Trinity Materials, Inc	Delaware	100%
Trinity Mining Services, Inc	Delaware	100%

	Organized	Ownership
Name of Subsidiary	Under Laws of	Percentage
Trinity Rail Group, LLC	Delaware	100%
Trinity Rail de Mexico, S. de R.L. de C.V	Mexico	100%
Trinity Rail Sabinas, S. de R.L. de C.V	Mexico	100%
Thrall Vagonka Studénka, a.s	Czech Republic	95%
Thrall International Holdings LLC	Illinois	100%
Trinity Rail UK	Engl. & Wales	100%
Thrall Car Grantor Corporation	Delaware	100%
Thrall Company	Delaware	100%
Rail Project, s r.o	Slovak Republic	100%
Trinity North American Freight Car, Inc	Delaware	100%
DIFCO, Inc	Ohio	100%
Trinity Metals, s r.o	Czech Republic	100%
Trinity Parts & Components, Inc	Delaware	100%
McConway & Torley Corporation	Pennsylvania	100%
McConway & Torley — Anniston, Inc	Delaware	100%
Standard Forged Products, Inc	Delaware	100%
Trinity Railcar Repair, Inc	Delaware	100%
Trinity Rail GmbH	Switzerland	100%
Trinity Tank Car, Inc	Delaware	100%
Trinity Rail, Inc	Delaware	100%
Trinity Rail Management, Inc	Delaware	100%
TILX GP I, LLC	Delaware	100%
Trinity Rail Leasing I L.P	Texas	1%
TILX LP I, LLC	Delaware	100%
Trinity Rail Leasing I L.P	Texas	99%
Trinity Structural Towers, Inc	Delaware	100%
TRN, Inc	Delaware	100%
TRN Business Trust	Delaware	100%